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                                                                    EXHIBIT 3.34

                                    BYLAWS OF
                       WESTLAKE INTERNATIONAL CORPORATION
                       (HEREINAFTER CALLED THE "COMPANY")

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

                Section 1 Place of Meetings. Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                Section 2 Annual Meetings. The annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board and stated in the notice of the meeting, at which meetings the stockholders shall elect by a plurality vote the Board, and transact such other business as may properly be brought before the meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

                Section 3 Special Meetings. Unless otherwise prescribed by law or by the certificate of incorporation of the Company (the "Certificate"), special meetings of stockholders, for any purpose or purposes, may be called by either (i) the Chairman, (ii) the President, (iii) any vice president, (iv) the Secretary or (v) any assistant secretary, and shall be called by any such officer at the request in writing of a majority of the Board or at the request in writing of stockholders owning a majority of the capital stock of the Company issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Written notice of the special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

                Section 4 Quorum. Except as otherwise provided by law or by the Certificate, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

                Section 5 Voting. Unless otherwise required by law, the Certificate or these bylaws, any question brought before any meeting of stockholders shall be decided by the vote of

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the holders of a majority of the stock represented and entitled to vote thereat.
Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share standing in his name on the books of the Company. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three years from its date unless such proxy provides for a longer period. The Board, in its discretion, or the officer of the Company presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

                Section 6 List of Stockholder Entitled to Vote. The officer of the Company who has charge of the stock ledger of the Company shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder of the Company who is present.

                                   ARTICLE II
                                   DIRECTORS

                Section 1 Number and Election of Directors. The business and affairs of the Company shall be managed by the Board, initially consisting of one (1) director. The number of directors may be increased or decreased from time to time by resolution of the Board or by due election of that number of directors by the stockholders, but no decrease by the Board shall have the effect of shortening the term of any incumbency. Except as provided in Section 2 of this Article, the director or directors, as the case may be, shall be elected by a plurality of the votes cast at annual meetings of stockholders and shall hold office until the next annual meeting and until his/their successor(s) is duly elected and qualified or until his/their earlier resignation or removal. Any director may resign at any time upon notice to the Company. Directors need not be stockholders.

                Section 2 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified or until their earlier resignation or removal.

                Section 3 Duties and Powers. The business of the Company shall be managed by or under the direction of the Board, which may exercise all such powers of the Company and do all such lawful acts an things as are not by statute or by the Certificate or by these bylaws directed or required to be exercised or done by the stockholders.

                Section 4 Meetings. The Board may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board may be held

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without notice at such time and at such place as may from time to time be determined by the Board. Special meetings of the Board may be called by the Chairman, if there be one, the President or any director. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than 48 hours before the date of the meeting, by telephone, facsimile, telegram, telex or similar means of visual data transmission on 24 hours notice or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

                Section 5 Quorum. Except as may be otherwise specifically provided by law, the Certificate or these bylaws, at all meetings of the Board, a majority of the entire Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                Section 6 Actions of the Board. Unless otherwise provided by the Certificate or these bylaws, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting, if all the members of the Board consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board. Such writings, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consents transmitted by telegraph, telex, facsimile or similar means of visual data transmission.

                Section 7 Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate or these bylaws, members of the Board or any committee designated by the Board may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this
Section 7 shall constitute presence in person at such meeting.

                Section 8       Committees.

                        (a) Designation. The Board may, by resolution adopted by a majority of the entire Board, designate one or more standing or special committees, including, as they shall so determine, an executive committee. The executive committee, if one is designated, shall consist of one or more of the directors of the Company. Any other committee designated by the Board shall consist of one or more of the directors of the Company.

                        (b) Executive Committee. The Executive Committee, during intervals between meetings of the Board, shall have and exercise all the powers and authority of the Board in the management of the business of the Company, except as otherwise limited by statutes, the Certificate or these bylaws.

                        (c) Alternate Committee Members. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of

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a member of a committee, and in the absence of a designation by the Board of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, regardless of whether he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member.

                        (d) Powers and Duties. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers an authority of the Board in the management of the business and affairs of the Company; provided, however, that nothing in this Section 8 shall be deemed to authorize a committee of the Board to have broader authority than the Board. Each committee shall keep regular minutes and report to the Board when required.

                Section 9 Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary or other consideration as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE III
                                    OFFICERS

                Section 1 General. The officers of the Company shall be chosen by the Board and shall include a President, a Treasurer and a Secretary. The Board, in its discretion, may also choose (i) one of its members as Chairman and (ii) one or more vice chairmen, vice presidents, executive vice presidents, assistant secretaries, assistant treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate or these bylaws. The officers of the Company need not be stockholders of the Company nor, except in the case of the Chairman, need such officers be directors of the Company.

                Section 2 Election. The Board at its first meeting held after each annual meeting of stockholders shall elect the officers of the Company, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board; and all officers of the Company shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected by the Board may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The salaries of all officers of the Company shall be fixed by the Board.

                Section 3 Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as diminished or enlarged from time to time by action of the Board. The Chairman of the Board or in his absence the President, shall preside at all meetings of the Board and of the stockholders, and in their absence a presiding officer shall be appointed by action of a majority of the directors or stockholders, as the case may be.

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                Section 4       Other Officers. Such other officers as the Board
may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board. The Board may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                   ARTICLE IV
                                      STOCK

                Section 1 Signatures. The certificates for shares of stock of the Company shall be signed by the President, Vice President or other officer designated by the Board, countersigned by the Secretary or Treasurer. Where a certificate is countersigned by (i) a transfer agent other than the Company or its employee or (ii) a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                Section 2 Record Date. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however that the Board may fix a new record date for the adjourned meeting.

                                    ARTICLE V
                                     NOTICES

                Whenever written notice is required by law, the Certificate or these bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by facsimile, telegram, telex or similar means of visual data transmission.

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                                   ARTICLE VI
                                   AMENDMENTS

                These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted, at any annual or special meeting of the stockholders or of the Board by at least a majority vote of the stockholders or the Board; provided however, that notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such meeting of stockholders or directors. Any alteration, amendment, addition to or repeal of these bylaws made by the Board is subject to the power of the stockholders to change such action.

                ADOPTED as of this 21st day of July, 1992.

                                                  /s/ Michael A. Robison
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                                                  Michael A. Robison
                                                  Secretary

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